EXHIBIT 10.18

INTRUSION, INC.

2021 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD NOTICE

Participant has been granted a Restricted Stock Award in accordance with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Restricted Stock Award Agreement to which this Notice is attached. Capitalized terms used and not defined in this Award Notice will have the meanings set forth in the Restricted Stock Award Agreement and the Plan.

Participant Name	Number of Shares Awarded	Price per Share at Date of Grant	Grant Date

[[FIRSTNAME]]	[[SHARESGRANTED]]	[[GRANTPRICE]]	[[GRANTDATE]]
[[LASTNAME]]

Vesting Schedule

[[ALLVESTSEGS]]

Vesting of the Award as specified in the chart above is subject to Participant’s continued employment or service through the 1 year anniversary of the Date of Grant. On each vesting date, restrictions shall lapse with respect to the number of shares of Restricted Stock equal to the number set forth above, multiplied by the fraction set forth above.

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INTRUSION, INC.

2021 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AWARD AGREEMENT, effective as of the Date of Grant (as defined below), is between INTRUSION, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and the individual listed in the Award Notice as the “Participant”. Capitalized terms have the meaning set forth in this Award Agreement, or, if not otherwise defined herein, in the INTRUSION, INC. 2021 OMNIBUS INCENTIVE PLAN (as it may be amended, the “Plan”).

WHEREAS, the Company has adopted the Plan to provide additional incentive to certain employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Committee has determined to grant to the Participant an Award of Restricted Stock to encourage the Participant’s efforts toward the continuing success of the Company.

NOW, THEREFORE, the parties agree as follows:

1.        Grant of Restricted Stock.

(a)        The Company grants to the Participant an award of [[SHARESGRANTED]] shares of Restricted Stock, subject to adjustment pursuant to Sections 3 and 4 (the “Award”) and the execution and return of this Award Agreement by the Participant (or the Participant’s estate, if applicable) to the Company as provided in Section 7.

(b)        The Restricted Stock issued pursuant to this Award Agreement shall be issued in the form of book entry Shares in the name of the Participant immediately following the Date of Grant.

(c)        The Restricted Stock issued under this Award Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until the restrictions on such Restricted Stock shall have lapsed in the manner provided in Section 3 and Section 4(a).

(d)        This Award Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated by reference) and, except as otherwise expressly set forth in this Award Agreement, the capitalized terms used in this Award Agreement shall have the same definitions as set forth in the Plan.

2.        Restriction Period. The Restriction Period shall be the 1 year period that starts with the Date of Grant and that ends on the 1 year anniversary of the Date of Grant.

3.        Lapse of Restrictions. Except as provided in Section 4 below, All of the number of Shares of Restricted Stock issued under this Award Agreement (rounded down to the nearest whole Share, if necessary) shall vest, and the restrictions with respect to such Restricted Stock shall lapse, on each of the first anniversaries of the Date of Grant (each such date is a “Vesting Date”).

4.        Effect of Certain Terminations of Employment or Service Prior to Vesting Date.

(a)        If the Participant’s employment or service to the Company terminates as a result of the Participant’s death, Disability or if the Participant is terminated without Cause in connection with a Change in Control, in each case if such termination occurs on or after the Date of Grant, all Shares of Restricted Stock (other than Shares that have previously been forfeited) which have not become vested in accordance with Section 3 or Section 4(a) shall vest, and the restrictions on such Restricted Stock shall lapse, as of the date of such termination.

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(b)       Termination of Employment or Service. If the Participant’s employment or service terminates for any reason other than as described in Section 4(a) above prior to the Vesting Date, the Award shall automatically terminate and all Shares of Restricted Stock which have not become vested in accordance with Section 3 or Section 4(a) shall be forfeited and shall revert to the Company.

(c)        Misconduct. If prior to the Vesting Date the Participant has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or any of its Subsidiaries, (ii) breached any contract with or violated any fiduciary obligation to the Company or any of its Subsidiaries, or (iii) engaged in unlawful trading in the securities of the Company or any of its Subsidiaries or of another company based on information gained as a result of that Participant’s employment with, or status as a director to, the Company or any of its Subsidiaries (each of (i), (ii) and (iii), an “Act of Misconduct”), the Award shall automatically terminate and the Participant shall not be entitled to receive any Shares of Restricted Stock under Section 4 or otherwise under this Award Agreement.

5.        Delivery of Restricted Stock.

(a)        Except as otherwise provided in Section 5(b), evidence of book entry Shares with respect to Restricted Stock in respect of which the restrictions have lapsed pursuant to Section 3 or Section 4(a) or, if requested by the Participant prior to such lapse of restrictions, a stock certificate with respect to such Restricted Stock, shall be delivered to the Participant as soon as practicable following the date on which the restrictions on such Restricted Stock have lapsed, free of all restrictions under this Award Agreement.

(b)        Evidence of book entry Shares with respect to Restricted Stock in respect of which the restrictions have lapsed upon the Participant’s death pursuant to Section 4(a) or, if requested by the executors or administrators of the Participant’s estate upon such lapse of restrictions, a stock certificate with respect to such Restricted Stock, shall be delivered to the executors or administrators of the Participant’s estate as soon as practicable following the Company’s receipt of notification of the Participant’s death, free of all restrictions under this Award Agreement.

6.        Dividends and Voting Rights. Upon issuance of the Restricted Stock, the Participant shall have all of the rights of a stockholder with respect to such Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that dividends or distributions declared or paid on the Restricted Stock by the Company may, in the discretion of the Committee, be deferred and reinvested in Restricted Stock based on the Fair Market Value of a Share of Common Stock on the date such dividend or distribution is paid or made (provided that no fractional Shares will be issued), and the additional Restricted Stock thus acquired shall be subject to the same restrictions on transfer, forfeiture and vesting schedule as the Restricted Stock in respect of which such dividends or distributions were made.

7.        Execution of Award Agreement. The Restricted Stock granted to the Participant pursuant to the Award shall be subject to the Participant’s execution and return of this Award Agreement to the Company or its designee (including by electronic means, if so provided) no later than , 20 (the “Participant Return Date”); provided that if the Participant dies before the Participant Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of the Participant’s estate executes and returns this Award Agreement to the Company or its designee no later than ninety days following the Participant’s death (the “Executor Return Date”). If this Award Agreement is not so executed and returned on or prior to the Participant Return Date or the Executor Return Date, as applicable, the Restricted Stock evidenced by this Award Agreement shall be forfeited, and neither the Participant nor the Participant’s heirs, executors, administrators and successors shall have any rights with respect thereto.

8.        No Right to Continued Employment or Service. Nothing in this Award Agreement or the Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s employment, nor confer upon the Participant any right to continuance of employment by the Company or any of its Subsidiaries or continuance of service as a Board member.

9.        Acceleration of Vesting Date. The Committee may accelerate the Vesting Date or Dates as set forth in this Award Agreement in its sole discretion.

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10.       Withholding of Taxes. Prior to the delivery to the Participant (or the Participant’s estate, if applicable) of a stock certificate or evidence of book entry Shares with respect to Restricted Stock in respect of which all restrictions have lapsed, the Participant (or the Participant’s estate) shall pay to the Company the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the “Withholding Taxes”) with respect to such Restricted Stock. By executing and returning this Award Agreement in the manner provided in Section 7, the Participant (or the Participant’s estate) shall be deemed to elect to have the Company withhold a portion of such Restricted Stock having an aggregate Fair Market Value equal to the Withholding Taxes in satisfaction of the Withholding Taxes, such election to continue in effect until the Participant (or the Participant’s estate) notifies the Company before such delivery that the Participant (or the Participant’s estate) shall satisfy such obligation in cash, in which event the Company shall not withhold a portion of such Restricted Stock as otherwise provided in this Section 10.

11.       Participant Bound by the Plan. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

12.       Modification of Agreement. This Award Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties to this Award Agreement.

13.       Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Award Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14.       Governing Law. The validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

15.       Successors in Interest. This Award Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Award Agreement shall inure to the benefit of the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Award Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.

16.       Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Award Agreement shall be determined by the Committee. Any determination made under this Award Agreement shall be final, binding and conclusive on the Participant, the Participant’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

17.       Entire Agreement. This Award Agreement and the terms and conditions of the Plan constitute the entire understanding between the Participant and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.

18.       Headings. The headings of this Award Agreement are inserted for convenience only and do not constitute a part of this Award Agreement.

19.       Counterparts. This Award Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

20.       Shareholder Approval. The effectiveness of this Award Agreement and of the grant of the Award pursuant the Award Agreement is subject to the approval of the Plan by the stockholders of the Company in accordance with the terms of the Plan.

[Signature Page Follows]

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INTRUSION, INC.

Name: Kimberly Pinson

Title: Chief Financial Officer

Acknowledged and Agreed

[[SIGNATURE_DATE]]

[[SIGNATURE]]

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